                                                                    EXHIBIT 3(i)




                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             OPTIMARK HOLDINGS, INC.

         The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, certifies the following:

         1. Name. The name of the Corporation is: OptiMark Holdings, Inc. (the "Corporation").

         2. Registered Office; Registered Agent. The registered office of the Corporation is located at 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. Term. The Corporation shall have perpetual existence.

         4. Purposes. The nature, objects and purposes of the business to be transacted by the Corporation shall be to engage in any lawful activity for which corporations may be organized under the Delaware General Corporation Law.

         5. Powers. In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the Delaware General Corporation Law. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

         6. Shares of Stock. The total number of shares of capital stock which the Corporation is authorized to issue is one hundred ninety million (190,000,000), consisting of one hundred fifty million (150,000,000) shares of common stock, one cent ($0.01) par value per share ("Common Stock"), and forty million (40,000,000) shares of preferred stock, one cent ($0.01) par value per share ("Preferred Stock").

                  (a) Preferred Stock. The Board of Directors of the Corporation is expressly granted the authority to issue the Preferred Stock in one or more classes or series, and to fix, by one or more resolutions from time to time, the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, of such classes and series of the Preferred Stock.

                  (b) Common Stock. One million five hundred thousand (1,500,000) shares of authorized Common Stock shall be designated as Nonvoting Common Stock. To the maximum extent permitted by law, the shares of Nonvoting Common Stock shall have no voting rights whatsoever on any matters submitted to a vote or consent of the stockholders of the Corporation. The balance of the authorized Common Stock shall be voting Common Stock, the holders of which shall have the right to vote for the election of directors and on all other matters submitted to a vote of the stockholders generally,
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with each share entitled to one vote. Except as described in the preceding two sentences with respect to voting rights, each share of Common Stock shall be equal to every other share of Common Stock for all purposes. Subject to the prior rights and privileges of the holders of Preferred Stock (if any), upon the voluntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

         7. Election of Directors; No Cumulative Voting. The Board of Directors shall consist of one or more members, with the number specified or fixed in accordance with the bylaws of the Corporation. Members of the Board of Directors may be elected either by written ballot or by voice vote. The stockholders of the Corporation shall not have cumulative voting rights in the election of directors or with respect to any other matter.

         8. Adoption, Amendment or Repeal of Bylaws. In furtherance of and not in limitation of the powers conferred by laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend and repeal the bylaws of the Corporation; provided that any bylaws adopted or amended by the Board of Directors may be amended or repealed, and any bylaws may be adopted, by the stockholders of the Corporation.

         9. Restrictions on Transfer of Stock. The Corporation is granted the right to impose such restrictions on the transfer of the Corporation's stock as the Board of Directors deems necessary, advisable or proper.

         10. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

         11. Indemnification and Insurance. The Corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation or in connection with his service to the Corporation. Any person who is not covered by the foregoing sentence and who is or was an employee or agent of the Corporation may be indemnified by the Corporation to the maximum extent permitted by

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law as authorized by the Board of Directors from time to time. The Corporation further shall have the authority to purchase and maintain insurance, at the Corporation's expense, providing for indemnification up to the maximum extent permitted by law.

         12. Interested Transactions. The fact that a director or officer of the Corporation is directly or indirectly interested in or connected with any person or entity (a) employed by the Corporation to render or perform a service or (b) from or to whom the Corporation may buy or sell merchandise or other property, shall not (except as provided under the Delaware General Corporation Law) prohibit the Corporation from employing such person or from dealing with such person on customary terms with competitive rates of compensation, and neither the Corporation nor any stockholder shall have any claims or rights in any obligation, compensation or income payable to such person.

         13. Compromises/Arrangements. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law, or on the application of trustees in dissolution or any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation as the case may be, and also on the Corporation.

         14. Reservation of Rights. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 14.

         15. Incorporator. The name and mailing address of the incorporator is Andrew J. Graf, c/o Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005.




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         WITNESS my signature this 19th day of May, 2000.



                                   By: /s/ Andrew J. Graf
                                       Sole Incorporator




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                      CERTIFICATE OF POWERS, DESIGNATIONS,

                          PREFERENCES AND RIGHTS OF THE
               SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK,

                            PAR VALUE $.01 PER SHARE

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                  The following resolution was duly adopted by the Board of Directors of OptiMark Holdings, Inc., a Delaware corporation (the
"Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, effective as of June 9, 2000, by unanimous written consent of the Board of Directors.

                  WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

                  WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

                  NOW, THEREFORE, BE IT RESOLVED:

                  1. Designation and Number of Shares. There shall be hereby established a series of Preferred Stock designated as "Series A Convertible Participating Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 3,222,068.

                  2. Rank. The Series A Preferred Stock shall, with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank senior to (a) all classes of common stock of the Corporation (including, without limitation, the common stock, par value $.01 per share, of the Corporation) (the

"Common Stock") and (b) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock (the "Junior Stock").

                  3. Dividends. Beginning on the date of issuance of the Series A Preferred Stock, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other property or assets), to holders of shares of Common Stock, then the holder of each share of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series A Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series A Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

                  4. Liquidation Preference.

                           (a) Subject to paragraph 4(b) below, in the event of
any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount (the following (i) and (ii) together, the "Liquidation Amount") equal to (i) $7.33 per share (the "Liquidation Preference") plus (ii) all declared and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up. If the assets of the Corporation are not sufficient to pay in full the foregoing Liquidation Amount to the holders of outstanding shares of the Series A Preferred Stock, then the holders of all shares of Series A Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

                           (b) After the holders of all shares of Series A
Preferred Stock shall have been allocated in full the amounts to which they are entitled under paragraph 4(a), each holder of Series A Preferred Stock and Common Stock shall be entitled to receive such holder's pro rata share, based on the number of shares of Common Stock held by such holder and assuming conversion of all shares of Series A Preferred Stock into Common Stock ("Pro Rata Share"), of the remaining assets of the Corporation available for distribution; provided, however, that if the fair value per share of Common Stock (assuming conversion of all shares of Series A Preferred Stock into Common Stock) of the entire assets of the Corporation legally available for distribution (without deduction for any preferential amount which may be payable to holders of the Series A Preferred Stock pursuant to paragraph 4(a)) (the "Common Stock Fair Value", as determined pursuant to subparagraph (e) below) equals or exceeds the Conversion Price



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then in effect multiplied by five (5), then each holder of Series A Preferred
Stock and Common Stock shall be entitled to receive such holder's Pro Rata Share of such entire assets, and the holders of Series A Preferred Stock shall not receive any prior payment of any preferential amount pursuant to paragraph 4(a). Notwithstanding anything contained in this paragraph 4 to the contrary, if the Common Stock Fair Value is less than the Conversion Price then in effect multiplied by five (5), then the holders of Series A Preferred Stock shall not be entitled to receive an amount greater than the Common Stock Fair Value multiplied by five (5).

                           (c) Written notice of such liquidation, dissolution
or winding up, stating a payment date, the amount of the payment as determined pursuant to this paragraph 4 and the place where such amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                           (d) For purposes of paragraph 2 and this paragraph 4,
a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall include (i) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation and (ii) (x) the merger or consolidation of the Corporation with or into one or more Persons or (y) the merger or consolidation of one or more Persons with or into the Corporation, if, in the case of (x) or (y), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person and (iii) a transaction or a series of related transactions (other than a public offering of the Corporation's securities) in which the Corporation issues shares of Capital Stock with the result that the stockholders of the Corporation prior to such issuance do not retain at least a majority of the voting power of the Corporation after giving effect to such transaction (each of the foregoing (i), (ii) and (iii) being referred to hereinafter as a "Liquidation Event"). For the purposes of the foregoing, the exchange of securities or other consideration of the surviving Person or an affiliate thereof for securities of the Corporation shall be deemed to constitute the distribution of assets of the Corporation upon a Liquidation Event.

                           (e) The fair value of the assets to be distributed or
exchanged (to the extent that distributions are not made in cash) in the event of a Liquidation Event shall be determined by the Board of Directors in good faith; provided, however, that any securities to be delivered to the holders of any class or series of the Corporation's capital stock under this paragraph 4 shall be valued as follows:

                                    (i) Securities that do not constitute
"restricted securities," as such item is defined in Rule 144(a)(3) promulgated under the Securities Act:




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                                             (A) If traded on a securities
exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the date of distribution;

                                             (B) If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the date of distribution;

                                             (C) If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock.

                                             (D) If fair market value cannot be
determined pursuant to clause (C) above, the Corporation and the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock shall each appoint one (1) independent third party and such two persons shall in turn select a third person, which group of three persons shall then determine the fair market value thereof.

                                    (ii) The method of valuation of securities
subject to investment letter or other restrictions on free marketability that are of the same class or series as securities that are publicly traded shall be to make an appropriate discount from the market value determined as set forth above in clauses (i)(A) or (i)(B) to reflect the appropriate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the then outstanding shares of Series A Preferred Stock, or if applicable, shall be in accordance with clauses (i)(C) or (i)(D), giving appropriate weight, if any, to such restriction.

                  5. Redemption. The shares of Series A Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

                  6. Voting Rights; Election of Directors. So long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.




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                  7. Conversion.

                           (a) Any holder of Series A Preferred Stock shall have
the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 7, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the conversion price of $1.8325 per share, subject to adjustment as provided in paragraph 7(d) (the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph 7(i). All shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series A Preferred Stock shall be issued in lieu thereof.

                           (b) As promptly as practicable after the surrender,
as herein provided, of any shares of Series A Preferred Stock for conversion pursuant to paragraph 7(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Series A Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred Stock may be or have been converted in accordance with the provisions of this paragraph 7. Subject to the following provisions of this paragraph and of paragraph 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series A Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

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                           (c) To the extent permitted by law, when shares of
Series A Preferred Stock are converted, all dividends declared and unpaid on the shares of Series A Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

                           (d) The Conversion Price shall be subject to
adjustment as follows:

                                    (i) In the event that the Corporation shall
                  at any time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock in the manner provided in paragraph 3) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                                    (ii) If the Corporation shall at any time or
                  from time to time issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share (the "Offering Price") that is less than the Conversion Price then in effect as of the record date or Issue Date referred to in the following sentence, as the case may be (the "Relevant Date") (treating the Offering Price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (1) issuances or sales for which an adjustment is made pursuant to another paragraph of

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
                  this Section 7(d) and (2) issuances of Common Stock in connection with an Excluded Transaction, then, and in each such case, the Conversion Price then in effect shall be adjusted to a price equal to such Offering Price. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively to a date immediately following the close of business (x) in the case of an issuance to the stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this
                  Section 7(d)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of the security into which such Common Stock Equivalents convert, exchange or may be exercised; and provided further, that if the convertibility or exercisability feature of all such Common Stock Equivalents expires prior to conversion or exercise thereof, then the Conversion Price shall be readjusted (but to no greater extent than originally adjusted) to a Conversion Price equal to that price which would have existed had the expired Common Stock Equivalents never been issued or sold.

                                    (iii) In the case the Corporation, at any
                  time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in paragraphs 7(d)(i) or (ii) (but not including any action described in any such paragraph) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series A Preferred Stock).

                                    (iv) Notwithstanding anything herein to the
                  contrary, no adjustment under this paragraph 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock pursuant hereto.


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                           (e) If the Corporation shall take a record of the
holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                           (f) Upon any increase or decrease in the Conversion
Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series A Preferred Stock at least ten (10) Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                           (g) In case at any time or from time to time:

                                    (i) the Corporation shall declare a dividend
                  (or any other distribution) on its shares of Common Stock;

                                    (ii) the Corporation shall authorize the
                  granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                                    (iii) there shall be any reorganization or
                  reclassification of the Common Stock, or any merger or consolidation to which the Corporation is a party and for which approval of any of the stockholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                                    (iv) there shall occur a Liquidation Event;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least thirty (30) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification, reorganization, merger, consolidation, sale, disposition or Liquidation Event is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash

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
deliverable upon such reclassification, reorganization, merger, consolidation, sale, exchange, transfer, liquidation, dissolution or winding up.

                           (h) The Corporation shall at all times reserve and
keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

                           (i) The issuance or delivery of certificates for
Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                  8. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price in accordance with Section 7 hereof upon the earlier of (i) the Corporation achieving average volume of at least five million shares per day transacted through its proprietary OptiMark(TM) securities trading system for the latest twelve month period and operating profit, as normally recorded on the Corporation's books and records, over the same twelve month period of at least $10,000,000 and (ii) automatic conversion of all outstanding shares of the Corporation's Series B Convertible Participating Preferred Stock, $.01 par value ("Series B Stock"), pursuant to Section 7(ii) of the Certificate of Powers, Designations, Preferences and Rights of the Series B Stock on file with the Delaware Secretary of State. In the latter event, the Person(s) entitled to receive the shares of Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted the Series A Preferred Stock until immediately after the closing of the Corporation's initial public offering, except that any such Person may convert its shares of Series A Preferred Stock at an earlier time in accordance with Section 7.

                  9. Certain Remedies. Any registered holder of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

                  10. Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock (other than Series A Preferred Stock).

                  11. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

                  12. Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but, solely for the purposes of paragraph 2, excluding any debt security that is exchangeable for or convertible into such capital stock).

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

                  "Common Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock, including, without limitation, the Series A Preferred Stock, and any option, warrant or other subscription or purchase right with respect to shares of Common Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

                  "Excluded Transaction" shall mean (i) the issuance of up to 6,534,268 shares of Common Stock pursuant to options, warrants and compensatory stock grants, issued and reserved for issuance as incentives for the Corporation's officers, directors, employees, former employees and consultants,
(ii) the issuance pursuant to a warrant in favor of The Pacific Exchange, Incorporated dated August 27, 1996, of up to 2,104,000 shares of Common Stock (subject to adjustment as provided therein), (iii) the issuance pursuant to a warrant in favor of The Chicago Board Options Exchange, Incorporated dated December 31, 1996, of up to 1,000,000 shares of Common Stock (subject to adjustment as provided therein), (iv) the issuance pursuant to a warrant in favor of Dow Jones & Company, Inc. dated May 29, 1997, of up to 2,161,764 shares of Common Stock (subject to adjustment as provided therein), (v) the issuance pursuant to a warrant in favor of The Nasdaq Stock Market, Inc. dated September 1, 1998, of up to 11,250,000 shares of Common Stock (subject to adjustment as provided therein), (vi) the issuance of Common Stock upon conversion of the Series A Stock, and (vii) the issuance pursuant to a warrant in favor of Virginia Surety Company, Inc. dated April 23, 1998, of up to 500,000 shares of Common Stock (subject to adjustment as provided therein).

                  "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Chief Executive Officer this 9th day of June, 2000


                                             OPTIMARK HOLDINGS, INC.


                                             By: /s/  Phillip J. Riese
                                                      Chief Executive Officer

                      CERTIFICATE OF POWERS, DESIGNATIONS,

                          PREFERENCES AND RIGHTS OF THE

               SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK,

                            PAR VALUE $.01 PER SHARE

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

The following resolution was duly adopted by the Board of Directors of OptiMark Holdings, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, effective as of June 9, 2000, by unanimous written consent of the Board of Directors.

                  WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

                  WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

                  NOW THEREFORE, BE IT RESOLVED:

                  1. Designation and Number of Shares. There is hereby established a series of Preferred Stock of the Corporation designated as "Series B Convertible Participating Preferred Stock" (the "Series B Stock"). The authorized number of shares of Series B Stock shall be eleven million (11,000,000).


                  2. Dividends.

                  (a) If the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer, or other property or assets), to holders of shares of Common Stock, then the holder of each share of Series B Stock theretofore issued shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series B Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series B Stock at the same time such dividend or distribution is made to holders of Common Stock.

                  (b) Except as otherwise provided in paragraph (a) above, the Series B Stock shall not be entitled to any dividends.

                  3. Liquidation Preference.

                  (a) In connection with any Liquidation of the Corporation, (i) if the assets of the Corporation available for distribution to the stockholders are sufficient both to pay the Series A Liquidation Amount with respect to each outstanding share of Series A Stock and to pay the Series B Liquidation Amount with respect to each outstanding share of Series B Stock, then the holders of Series B Stock then outstanding shall be entitled to be paid the Series B Liquidation Amount for each share of Series B Stock held thereby, (ii) if the assets of the Corporation available for distribution to the stockholders are not sufficient so to pay both the Series A Liquidation Amount and the Series B Liquidation Amount, then the holders of the outstanding shares of Series A Stock and Series B Stock shall share pari passu in the distribution of available assets, pro rata to the amounts that would have been payable to such holders if the assets of the Corporation available for distribution to the stockholders in Liquidation had been sufficient to pay both the Series A Liquidation Amount and the Series B Liquidation Amount in full, and (iii) the Series B Liquidation Amount must be paid in full with respect to each outstanding share of Series B Stock before any payment shall be made or any assets distributed to the holders of any shares of Common Stock or any other securities which, by their terms, have expressly been made junior to the Series B Stock in Liquidation.

                  (b) Written notice of any Liquidation, stating a payment date, the amount of the payment determined pursuant to this paragraph 3 and the place where such amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series B Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                  (c) The fair value of the assets to be distributed or exchanged (to the extent that distributions are not made in cash) in the event of Liquidation shall be determined as provided in the Certificate of Designations on file with the Delaware Secretary of State with respect to the Series A Stock (the "Series A Certificate").

                  (d) For purposes of this Certificate of Designations, (i) "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, under the U.S. Bankruptcy Code or otherwise, (ii) "Series A Stock" means the Corporation's Series A Convertible Participating Preferred Stock, $.01 par value, (iii) the "Series A Liquidation Amount" means the amount payable upon Liquidation to the holders of the Series A Stock, as provided in the Series A Certificate, and (iv) the "Series B Liquidation Amount" means Ten Dollars ($10.00) per share of Series B Stock plus all declared and unpaid dividends thereon (if any) through the effective date of Liquidation.

                  4. Redemption. The shares of Series B Stock shall not be redeemable at the option of the Corporation or at the option of any holder thereof.

                  5. Voting Rights; Election of Directors. Each issued and outstanding share of Series B Stock shall entitle the holder thereof to vote, in person or by proxy, at each special and annual meeting of stockholders of the Corporation, on all matters entitled to be voted on by holders of voting Common Stock. To the maximum extent permitted by law, on all matters submitted to a vote of the stockholders, the holders of the Series B Stock shall vote as a single class together with the holders of voting Common Stock and with all other shares (including the outstanding shares of Series A Stock) entitled to vote with the voting Common Stock thereon. With respect to any such vote, each share of Series B Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series B Stock into shares of Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on such matters.

                  6. Conversion.

                  (a) Any holder of Series B Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 6, any or all of such holder's shares of Series B Stock into such number of fully paid and nonassessable shares of voting Common Stock as is equal to the product of the number of shares of Series B Stock being so converted multiplied by the quotient of (i) the Liquidation Amount, divided by (ii) the conversion price of $10.00 per share, subject to adjustment as provided in paragraph 6(c) (the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series B Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series B Stock and specifying the name or names (with address) in which a certificate or certificates for shares of voting Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph 6(h).

                  (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series B Stock for conversion pursuant to paragraph 6(a), the Corporation shall deliver to or per the written order of the holder of such shares of Series B Stock so surrendered a certificate or certificates representing the number of fully paid and nonassessable shares of voting Common Stock into which such shares of Series B Stock may be or have been converted in accordance with the provisions of this paragraph 6. Subject to the following provisions of this paragraph and of paragraph 6(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series B Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series B Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

                  (c) The Conversion Price shall also be subject to adjustment as follows:

                           (i) In the event that the Corporation shall at any
time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series B Stock in the manner provided in paragraph 2) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series B Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of voting Common Stock or other securities of the Corporation that such holder would have owned or to which such holder would have been entitled to receive upon or by reason of any of the events described above, had such share of Series B Stock been converted into Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 6(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution, or
(y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                           (ii) If the Corporation shall at any time or from
time to time issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share (the "Offering Price") that is less than the Conversion Price then in effect as of the record date or Issue Date referred to in the following sentence, as the case may be (the "Relevant Date") (treating the Offering Price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent, divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (1) issuances or sales for which an adjustment is made pursuant to another paragraph of this
Section 6(c) and (2) issuances of Common Stock in connection with an Excluded Transaction, then, and in each such case, the Conversion Price then in effect shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock or Common Stock Equivalents so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock or Common Stock Equivalents so issued. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively to a date immediately following the close of business (x) in the case of an issuance to the stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 6(c)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of the security into which such Common Stock Equivalents convert, exchange or may be exercised; and provided further, that if and to the extent that the convertibility or exercisability feature of such Common Stock Equivalents expires prior to conversion or exercise thereof, then the Conversion Price shall be readjusted (but to no greater extent than originally adjusted) to a Conversion Price equal to that price which would have existed had the expired Common Stock Equivalents never been issued or sold.

                           (iii) In the case the Corporation, at any time or
from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in paragraphs 6(c)(i) or (ii) (but not including any action described in any such paragraphs) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series B Stock).

                  (d) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series B Stock at least ten (10) Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  (f) In case at any time or from time to time:

                           (i) The Corporation shall declare a dividend (or any
other distribution) on its shares of Capital Stock;

                           (ii) the Corporation shall authorize the granting to
the holders of its Capital Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                           (iii) there shall be any reorganization or
reclassification of the Capital Stock of the Corporation, or any merger or consolidation to which the Corporation is a party and for which approval of any of the stockholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                           (iv) there shall occur a Liquidation;

then the Corporation shall mail to each holder of shares of Series B Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least thirty (30) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification, reorganization, merger, consolidation, sale, disposition or Liquidation is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, reorganization, merger, consolidation, sale, exchange, transfer or Liquidation.

                  (g) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Stock, such number of its authorized but unissued shares of voting Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Stock, and shall take all action required to increase the authorized number of shares of voting Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Stock.

                  (h) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series B Stock shall be made without charge to the converting holder of shares of Series B Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series B Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series B Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                  7. Automatic Conversion. Each share of Series B Stock shall automatically be converted into such number of fully paid and nonassessable shares of voting Common Stock at the then applicable Conversion Price in accordance with Section 6 hereof upon the earlier of (i) the Corporation achieving average volume of at least five million (5,000,000) shares per day transacted through its proprietary OptiMark(TM) trading system for the latest twelve month period and operating profit, as normally recorded on the Corporation's books and records, over the same twelve month period of at least $10,000,000, or (ii) immediately after the closing of an underwritten initial public offering ("IPO") pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of shares of Common Stock for the account of the Corporation at a price per share of Common Stock that is not less that twice (200% of) the then applicable Conversion Price and resulting in aggregate gross proceeds to the Corporation of at least $10,000,000. In the event of an IPO, the Person(s) entitled to receive the shares of Common Stock issuable upon such conversion of the Series B Stock shall not be deemed to have converted the Series B Stock until immediately after the closing of such offering, except that any such Person may convert its shares of Series B Stock at any earlier time in accordance with paragraph 6.

                  8. Certain Remedies. Any registered holder of Series B Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

                  9. Reissuance of Series B Stock. Shares of Series B Stock that have been issued and reacquired in any manner, including shares redeemed or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock of the Corporation, undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock (including Series B Stock).

                  10. Amendment. This Certificate of Designations may be amended with (and only with) the written consent of (i) the Corporation, and (ii) the holders of not less than 75% of the outstanding shares of Series B Stock.

                  11. Definitions. As used in this Certificate of Designation, in addition to other capitalized terms defined elsewhere in this Certificate, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the Corporation's common stock (including both voting and nonvoting common stock), $.01 par value per share.

                  "Common Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock, including, without limitation, the Series A Stock, the Series B Stock, and any option, warrant or other subscription or purchase right with respect to shares of Common Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

                  "Excluded Transaction" shall mean (i) the issuance of up to 6,534,268 shares of Common Stock pursuant to options, warrants and compensatory stock grants, issued and reserved for issuance as incentives for the Corporation's officers, directors, employees, former employees and consultants,
(ii) the issuance pursuant to a warrant in favor of The Pacific Exchange, Incorporated dated August 27, 1996, of up to 2,104,000 shares of Common Stock (subject to adjustment as provided therein), (iii) the issuance pursuant to a warrant in favor of The Chicago Board Options Exchange, Incorporated dated December 31, 1996 of up to 1,000,000 shares of Common Stock (subject to adjustment as provided therein), (iv) the issuance pursuant to a warrant in favor of Dow Jones & Company, Inc. dated May 29, 1997, of up to 2,161,764 shares of Common Stock (subject to adjustment as provided therein), (v) the issuance pursuant to a warrant in favor of The Nasdaq Stock Market, Inc. dated September 1, 1998, of up to 11,250,000 shares of Common Stock (subject to adjustment as provided therein), (vi) the issuance of Common Stock upon conversion of the Series A Stock, and (vii) the issuance pursuant to a warrant in favor of Virginia Surety Company, Inc. dated April 23, 1998, of up to 500,000 shares of Common Stock (subject to adjustment as provided therein).

                  "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Shares outstanding" or "Shares then outstanding" means all shares of Common Stock outstanding and all shares of Common Stock issuable upon conversion, exercise or exchange of any option, warrant or other security or obligation which is, by its terms, convertible, exercisable or exchangeable into shares of Common Stock, whether or not such conversion, exercise or exchange has actually been effected.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Chief Executive Officer this 9th day of June, 2000


                                             OPTIMARK HOLDINGS, INC.


                                             By: /s/ Phillip J. Riese
                                                     Chief Executive Officer

                      CERTIFICATE OF POWERS, DESIGNATIONS,

                          PREFERENCES AND RIGHTS OF THE

                      SERIES C CONVERTIBLE PREFERRED STOCK,

                            PAR VALUE $.01 PER SHARE
             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         The following resolution was duly adopted by the Board of Directors of OptiMark Holdings, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, effective as of June 9, 2000, by unanimous written consent of the Board of Directors.

         WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, (the "Certificate of Incorporation") to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more classes or series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

         WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

         NOW THEREFORE, BE IT RESOLVED:

         1. Designation and Number of Shares. There is hereby established a series of Preferred Stock of the Corporation designated as "Series C Convertible Preferred Stock" (the "Series C Stock"). The authorized number of shares of Series C Stock shall be eight million two hundred fifty thousand (8,250,000).




         2. Dividends.

                  (a) If the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation other than Common Stock or another issuer, or other property or assets), to holders of shares of Common Stock, then the holder of each share of Series C Stock theretofore issued shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series C Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series C Stock at the same time such dividend or distribution is made to holders of Common Stock.

                  (b) Except as otherwise provided in paragraph (a) above, the Series C Stock shall not be entitled to any dividends.

         3. Liquidation Preference.

                  (a) In connection with any Liquidation of the Corporation, (i) if the assets of the Corporation available for distribution to the stockholders are sufficient to pay the Series A Liquidation Amount with respect to each outstanding share of Series A Stock, to pay the Series B Liquidation Amount with respect to each outstanding share of Series B Stock and to pay the Series C Liquidation Amount with respect to each outstanding share of Series C Stock, then the holders of Series C Stock then outstanding shall be entitled to be paid the Series C Liquidation Amount for each share of Series C Stock held thereby before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock (as hereinafter defined), (ii) if the assets of the Corporation available for distribution to the stockholders are not sufficient to pay the Series A Liquidation Amount, the Series B Liquidation Amount and the Series C Liquidation Amount, then the holders of the outstanding shares of Series A Stock, Series B Stock and Series C Stock shall share pari passu in the distribution of available assets, pro rata to the amounts that would have been payable to such holders if the assets of the Corporation available for distribution to the stockholders in Liquidation had been sufficient to pay the Series A Liquidation Amount, the Series B Liquidation Amount and the Series C Liquidation Amount in full, and (iii) the Series C Liquidation Amount must be paid in full with respect to each outstanding share of Series C Stock before any payment shall be made or any assets distributed to the holders of any shares of Common Stock or any other securities which, by their terms, have expressly been made junior to the Series C Stock in Liquidation (the "Junior Stock").

                  (b) Written notice of any Liquidation, stating a payment date, the amount of the payment determined pursuant to this paragraph 3 and the place where such amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series C Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.


                  (c) The fair value of the assets to be distributed or exchanged (to the extent that distributions are not made in cash) in the event of Liquidation shall be determined as provided in the

Certificate of Designations on file with the Delaware Secretary of State with respect to the Series A Stock (the "Series A Certificate").

                  (d) For purposes of this Certificate of Designations, (i) "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, under the U.S. Bankruptcy Code or otherwise, (ii) "Series A Stock" means the Corporation's Series A Convertible Participating Preferred Stock, $.01 par value, (iii) the "Series A Liquidation Amount" means the amount payable upon Liquidation to the holders of the Series A Stock, as provided in the Series A Certificate, (iv) "Series B Stock" means the Corporation's Series B Convertible Participating Preferred Stock, $.01 par value, (v) the "Series B Liquidation Amount" means the amount payable upon Liquidation to the holders of the Series B Stock, as provided in the Certificate of Designations on file with the Delaware Secretary of State with respect to the Series B Stock and (vi) the "Series C Liquidation Amount" means $11.75758 per share of Series C Stock plus all declared and unpaid dividends thereon (if any) through the effective date of Liquidation.

         4. Redemption. The shares of Series C Stock shall not be redeemable at the option of the Corporation or at the option of any holder thereof.

         5. Voting Rights; Election of Directors. Each issued and outstanding share of Series C Stock shall entitle the holder thereof to vote, in person or by proxy, at each special and annual meeting of stockholders of the Corporation, on all matters entitled to be voted on by holders of voting Common Stock. To the maximum extent permitted by law, on all matters submitted to a vote of the stockholders, the holders of the Series C Stock shall vote as a single class together with the holders of voting Common Stock and with all other shares (including the outstanding shares of Series A Stock and Series B Stock) entitled to vote with the voting Common Stock thereon. With respect to any such vote, each share of Series C Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series C Stock into shares of Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on such matters.

         6. Conversion.

                  (a) Any holder of Series C Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 6, any or all of such holder's shares of Series C Stock into such number of fully paid and nonassessable shares of voting Common Stock as is equal to the product of the number of shares of Series C Stock being so converted multiplied by the quotient of (i) the Liquidation Amount, divided by (ii) the conversion price of $11.75758 per share, subject to adjustment as provided in paragraph 6(c) (the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series C Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series C Stock and specifying the name or names (with address) in which a certificate or certificates for shares of voting Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph 6(h).

                  (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series C Stock for conversion pursuant to paragraph 6(a), the Corporation shall deliver to or per the written order of the holder of such shares of Series C Stock so surrendered a certificate or certificates representing the number of fully paid and nonassessable shares of voting Common Stock into which such shares of Series C Stock may be or have been converted in accordance with the provisions of this paragraph 6. Subject to the following provisions of this paragraph and of paragraph 6(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series C Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of voting Common Stock deliverable upon conversion of such shares of Series C Stock shall be treated for all purposes as having become the record holder or holders of such shares of voting Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of voting Common Stock deliverable upon such conversion as the record holder or holders of such shares of voting Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of voting Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

                  (c) The Conversion Price shall be subject to adjustment as follows:

                           (i) In the event that the Corporation shall at any
time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series C Stock in the manner provided in paragraph 2) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series C Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of voting Common Stock or other securities of the Corporation that such holder would have owned or to which such holder would have been entitled to receive upon or by reason of any of the events described above, had such share of Series C Stock been converted into voting Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 6(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                           (ii) If the Corporation shall at any time or from
time to time issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share (the "Offering Price") that is less than the Conversion Price then in effect as of the record date or Issue Date referred to in the following sentence, as the case may be (the "Relevant Date") (treating the Offering Price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent, divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (1) issuances or sales for which an adjustment is made pursuant to another paragraph of this
Section 6(c) and (2) issuances of Common Stock in connection with an Excluded Transaction, then, and in each such case, the Conversion Price then in effect shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Shares then outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock or Common Stock Equivalents so issued would purchase at such Conversion Price; and the denominator of which shall be the number of Shares then outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock or Common Stock Equivalents so issued. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively to a date immediately following the close of business (x) in the case of an issuance to the stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and
(y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 6(c)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of the security into which such Common Stock Equivalents convert, exchange or may be exercised; and provided further, that if and to the extent that the convertibility or exercisability feature of such Common Stock Equivalents expires prior to conversion or exercise thereof, then the Conversion Price shall be readjusted (but to no greater extent than originally adjusted) to a Conversion Price equal to that price which would have existed had the expired Common Stock Equivalents never been issued or sold.

                           (iii) In the case the Corporation, at any time or
from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in paragraphs 6(c)(i) or (ii) (but not including any action described in any such paragraphs) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series C Stock).

                  (d) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series C Stock at least ten (10) Business Days prior to effecting any of the foregoing transactions a certificate, signed by the Chief Executive Officer, Chief Financial Officer, President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  (f) In case at any time or from time to time:

                           (i) The Corporation shall declare a dividend (or any
other distribution) on its shares of Capital Stock;

                           (ii) the Corporation shall authorize the granting to
the holders of its Capital Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                           (iii) there shall be any reorganization or
reclassification of the Capital Stock of the Corporation, or any merger or consolidation to which the Corporation is a party and for which approval of any of the stockholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                           (iv) there shall occur a Liquidation; then the
Corporation shall mail to each holder of shares of Series C Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least thirty (30) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification, reorganization, merger, consolidation, sale, disposition or Liquidation is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, reorganization, merger, consolidation, sale, exchange, transfer or Liquidation.

                  (g) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series C Stock, such number of its authorized but unissued shares of voting Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series C Stock, and shall take all action required to increase the authorized number of shares of voting Common Stock if at any time there shall be insufficient authorized but unissued shares of voting Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series C Stock.

                  (h) The issuance or delivery of certificates for voting Common Stock upon the conversion of shares of Series C Stock shall be made without charge to the converting holder of shares of Series C Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series C Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series C Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

         7. Automatic Conversion. Each share of Series C Stock shall automatically be converted into such number of fully paid and nonassessable shares of voting Common Stock at the then applicable Conversion Price in accordance with Section 6 hereof upon the earlier of (i) the Corporation achieving average volume of at least five million (5,000,000) shares per day transacted through its proprietary OptiMark(TM) trading system for the latest twelve month period and operating profit, as normally recorded on the Corporation's books and records, over the same twelve month period of at least $10,000,000, or (ii) immediately after the closing of an underwritten initial public offering ("IPO") pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of shares of Common Stock for the account of the Corporation at a price per share of Common Stock that is at least 1.67 times (167% of) the then applicable Conversion Price and resulting in aggregate gross proceeds to the Corporation of at least $10,000,000. In the event of an IPO, the Person(s) entitled to receive the shares of Common Stock issuable upon such conversion of the Series C Stock shall not be deemed to have converted the Series C Stock until immediately after the closing of such offering, except that any such Person may convert its shares of Series C Stock at any earlier time in accordance with paragraph 6.

         8. Certain Remedies. Any registered holder of Series C Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

         9. Reissuance of Series C Stock. Shares of Series C Stock that have been issued and reacquired in any manner, including shares redeemed or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock of the Corporation, undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock (including Series C Stock).

         10. Amendment. This Certificate of Designations may be amended with (and only with) the written consent of (i) the Corporation, and (ii) the holders of not less than 75% of the outstanding shares of Series C Stock.

         11. Definitions. As used in this Certificate of Designation, in addition to other capitalized terms defined elsewhere in this Certificate, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the Corporation's common stock (including both voting and nonvoting common stock), $.01 par value per share.

                  "Common Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock, including, without limitation, the Series A Stock, the Series B Stock, the Series C Stock and any option, warrant or other subscription or purchase right with respect to shares of Common Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

                  "Excluded Transaction" shall mean (i) the issuance of shares directly to, the issuance of Common Stock Equivalents to, and the issuance of shares upon the exercise, exchange or conversion of Common Stock Equivalents granted to the Corporation's officers, directors, employees, former employees and consultants, as incentives, (ii) the issuance of Common Stock pursuant to a warrant in favor of The Pacific Exchange, Incorporated dated August 27, 1996, (subject to adjustment as provided therein), (iii) the issuance of Common Stock pursuant to a warrant in favor of The Chicago Board Options Exchange, Incorporated dated December 31, 1996 (subject to adjustment as provided therein), (iv) the issuance of Common Stock pursuant to a warrant in favor of Virginia Surety Company, Inc. dated April 23, 1998 (subject to adjustment as provided therein) (v) the issuance of Common Stock pursuant to a warrant in favor of Transamerica Business Credit Corporation dated June 19, 1998 (subject to adjustment as provided therein), (vi) the issuance of Common Stock pursuant to a warrant in favor of Francis X. Egan dated August 24, 1998 (subject to adjustment as provided therein) (vii) the issuance of Common Stock pursuant to a warrant in favor of The Nasdaq Stock Market, Inc. dated September 1, 1998 (subject to adjustment as provided therein), (viii) the issuance of Common Stock pursuant to a warrant in favor of Ramsey Beirne, L.L.C. dated

November 2, 1998 (subject to adjustment as provided therein), (ix) the issuance of Common Stock pursuant to a warrant in favor of BIOS Group, L.P. dated January 27, 1999 (subject to adjustment as provided therein), (x) the issuance of Common Stock pursuant to a warrant in favor of Goldman Sachs Group, Inc. dated May 7, 1999 (subject to adjustment as provided therein), (xi) the issuance of Common Stock pursuant to a warrant in favor of BT Investment Partners, Inc. dated May 7, 1999 (subject to adjustment as provided therein), (xii) the issuance of Common Stock pursuant to those warrants in favor of ML IBK Positions, Inc., Merrill Lynch KECALP International L.P. 1997 and Merrill Lynch KECALP L.P. 1997, each dated May 7, 1999 (and each subject to adjustment as provided therein)
(xiii) the issuance of Common Stock upon conversion of the Series A Stock, (xiv) the issuance of Common Stock upon conversion of the Series B Stock, and (xv) the issuance of voting Common Stock upon conversion of the Corporation's non-voting Common Stock.

                  "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction as determined in good faith by the Board of Directors.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Shares outstanding" or "Shares then outstanding" means all shares of Common Stock outstanding and all shares of Common Stock issuable upon conversion, exercise or exchange of any option, warrant or other security or obligation which is, by its terms, convertible, exercisable or exchangeable into shares of Common Stock, whether or not such conversion, exercise or exchange has actually been effected.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Chief Executive Officer this 9th day of June, 2000


                                        OPTIMARK HOLDINGS, INC.


                                        By: /s/ Phillip J. Riese
                                                Chief Executive Officer

                      CERTIFICATE OF POWERS, DESIGNATIONS,

                          PREFERENCES AND RIGHTS OF THE

                      SERIES D CONVERTIBLE PREFERRED STOCK,

                            PAR VALUE $.01 PER SHARE
             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         The following resolution was duly adopted by the Board of Directors of OptiMark Holdings, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, effective as of June 9, 2000, by unanimous written consent of the Board of Directors.

         WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, (the "Certificate of Incorporation") to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more classes or series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

         WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

         NOW THEREFORE, BE IT RESOLVED:

         1. Designation and Number of Shares. There is hereby established a series of Preferred Stock of the Corporation designated as "Series D Convertible Preferred Stock" (the "Series D Stock"). The authorized number of shares of Series D Stock shall be two hundred fifty thousand (250,000).




         2. Dividends.

                  (a) If the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation other than Common Stock or another issuer, or other property or assets), to holders of shares of Common Stock, then the holder of each share of Series D Stock theretofore issued shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series D Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series D Stock at the same time such dividend or distribution is made to holders of Common Stock.

                  (b) Except as otherwise provided in paragraph (a) above, the Series D Stock shall not be entitled to any dividends.

         3. Liquidation Preference.

                  (a) In connection with any Liquidation of the Corporation, (i) if the assets of the Corporation available for distribution to the stockholders are sufficient to pay the Series A Liquidation Amount with respect to each outstanding share of Series A Stock, to pay the Series B Liquidation Amount with respect to each outstanding share of Series B Stock, to pay the Series C Liquidation Amount with respect to each outstanding share of Series C Stock and to pay the Series D Liquidation Amount with respect to each outstanding share of Series D Stock, then the holders of Series D Stock then outstanding shall be entitled to be paid the Series D Liquidation Amount for each share of Series D Stock held thereby before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock (as hereinafter defined), (ii) if the assets of the Corporation available for distribution to the stockholders are not sufficient to pay the Series A Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount and the Series D Liquidation Amount, then the holders of the outstanding shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock shall share pari passu in the distribution of available assets, pro rata to the amounts that would have been payable to such holders if the assets of the Corporation available for distribution to the stockholders in Liquidation had been sufficient to pay the Series A Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount and the Series D Liquidation Amount in full, and (iii) the Series D Liquidation Amount must be paid in full with respect to each outstanding share of Series D Stock before any payment shall be made or any assets distributed to the holders of any shares of Common Stock or any other securities which, by their terms, have expressly been made junior to the Series D Stock in Liquidation (the "Junior Stock").

                  (b) Written notice of any Liquidation, stating a payment date, the amount of the payment determined pursuant to this paragraph 3 and the place where such amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series D Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                  (c) The fair value of the assets to be distributed or exchanged (to the extent that distributions are not made in cash) in the event of Liquidation shall be determined as provided in the Certificate of Designations on file with the Delaware Secretary of State with respect to the Series A Stock (the "Series A Certificate").

                  (d) For purposes of this Certificate of Designations, (i) "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, under the U.S. Bankruptcy Code or otherwise, (ii) "Series A Stock" means the Corporation's Series A Convertible Participating Preferred Stock, $.01 par value, (iii) the "Series A Liquidation Amount" means the amount payable upon Liquidation to the holders of the Series A Stock, as provided in the Series A Certificate, (iv) "Series B Stock" means the Corporation's Series B Convertible Participating Preferred Stock, $.01 par value, (v) the "Series B Liquidation Amount" means the amount payable upon Liquidation to the holders of the Series B Stock, as provided in the Certificate of Designations on file with the Delaware Secretary of State with respect to the Series B Stock, (vi) "Series C Stock" means the Corporation's Series C Convertible Preferred Stock, $.01 par value, (vii) the "Series C Liquidation Amount" means the amount payable upon Liquidation to the holders of the Series C Stock, as provided in the Certificate of Designations on file with the Delaware Secretary of State with respect to the Series C Stock, and (viii) the "Series D Liquidation Amount" means $12.00 per share of Series D Stock plus all declared and unpaid dividends thereon (if any) through the effective date of Liquidation.


         4. Redemption. The shares of Series D Stock shall not be redeemable at the option of the Corporation or at the option of any holder thereof.

         5. Voting Rights; Election of Directors. Each issued and outstanding share of Series D Stock shall entitle the holder thereof to vote, in person or by proxy, at each special and annual meeting of stockholders of the Corporation, on all matters entitled to be voted on by holders of voting Common Stock. To the maximum extent permitted by law, on all matters submitted to a vote of the stockholders, the holders of the Series D Stock shall vote as a single class together with the holders of voting Common Stock and with all other shares (including the outstanding shares of Series A Stock, Series B Stock and Series C Stock) entitled to vote with the voting Common Stock thereon. With respect to any such vote, each share of Series D Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series D Stock into shares of Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on such matters.

         6. Conversion.

                  (a) Any holder of Series D Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 6, any or all of such holder's shares of Series D Stock into such number of fully paid and nonassessable shares of voting Common Stock as is equal to the product of the number of shares of Series D Stock being so converted multiplied by the quotient of (i) the Liquidation Amount, divided by (ii) the conversion price of $12.00 per share, subject to adjustment as provided in paragraph 6(c) (the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of

Series D Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series D Stock and specifying the name or names (with address) in which a certificate or certificates for shares of voting Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph 6(h).

                  (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series D Stock for conversion pursuant to paragraph 6(a), the Corporation shall deliver to or per the written order of the holder of such shares of Series D Stock so surrendered a certificate or certificates representing the number of fully paid and nonassessable shares of voting Common Stock into which such shares of Series D Stock may be or have been converted in accordance with the provisions of this paragraph 6. Subject to the following provisions of this paragraph and of paragraph 6(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series D Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of voting Common Stock deliverable upon conversion of such shares of Series D Stock shall be treated for all purposes as having become the record holder or holders of such shares of voting Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of voting Common Stock deliverable upon such conversion as the record holder or holders of such shares of voting Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of voting Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

                  (c) The Conversion Price shall be subject to adjustment as follows:

                           (i) In the event that the Corporation shall at any
time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series D Stock in the manner provided in paragraph 2) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series D Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of voting Common Stock or other securities of the Corporation that such holder would have owned or to which such holder would have been entitled to receive upon or by reason of any of the events described above, had such share of Series D Stock been converted into voting Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 6(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                           (ii) If the Corporation shall at any time or from
time to time issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share (the "Offering Price") that is less than the Conversion Price then in effect as of the record date or Issue Date referred to in the following sentence, as the case may be (the "Relevant Date") (treating the Offering Price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent, divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (1) issuances or sales for which an adjustment is made pursuant to another paragraph of this
Section 6(c) and (2) issuances of Common Stock in connection with an Excluded Transaction, then, and in each such case, the Conversion Price then in effect shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Shares then outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock or Common Stock Equivalents so issued would purchase at such Conversion Price; and the denominator of which shall be the number of Shares then outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock or Common Stock Equivalents so issued. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively to a date immediately following the close of business (x) in the case of an issuance to the stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and
(y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 6(c)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of the security into which such Common Stock Equivalents convert, exchange or may be exercised; and provided further, that if and to the extent that the convertibility or exercisability feature of such Common Stock Equivalents expires prior to conversion or exercise thereof, then the Conversion Price shall be readjusted (but to no greater extent than originally adjusted) to a Conversion Price equal to that price which would have existed had the expired Common Stock Equivalents never been issued or sold.

                           (iii) In the case the Corporation, at any time or
from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in paragraphs 6(c)(i) or (ii) (but not including any action described in any such paragraphs) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series D Stock).

                  (d) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series D Stock at least ten (10) Business Days prior to effecting any of the foregoing transactions a certificate, signed by the Chief Executive Officer, Chief Financial Officer, President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  (f) In case at any time or from time to time:

                           (i) The Corporation shall declare a dividend (or any
other distribution) on its shares of Capital Stock;

                           (ii) the Corporation shall authorize the granting to
the holders of its Capital Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                           (iii) there shall be any reorganization or
reclassification of the Capital Stock of the Corporation, or any merger or consolidation to which the Corporation is a party and for which approval of any of the stockholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                           (iv) there shall occur a Liquidation;

then the Corporation shall mail to each holder of shares of Series D Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least thirty (30) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification, reorganization, merger, consolidation, sale, disposition or Liquidation is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, reorganization, merger, consolidation, sale, exchange, transfer or Liquidation.

                  (g) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series D Stock, such number of its authorized but unissued shares of voting Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series D Stock, and shall take all action required to increase the authorized number of shares of voting Common Stock if at any time there shall be insufficient authorized but unissued shares of voting Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series D Stock.

                  (h) The issuance or delivery of certificates for voting Common Stock upon the conversion of shares of Series D Stock shall be made without charge to the converting holder of shares of Series D Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series D Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series D Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

         7. Automatic Conversion. Each share of Series D Stock shall automatically be converted into such number of fully paid and nonassessable shares of voting Common Stock at the then applicable Conversion Price in accordance with Section 6 hereof upon the earlier of (i) the Corporation achieving average volume of at least five million (5,000,000) shares per day transacted through its proprietary OptiMark(TM) trading system for the latest twelve month period and operating profit, as normally recorded on the Corporation's books and records, over the same twelve month period of at least $10,000,000, or (ii) immediately after the closing of an underwritten initial public offering ("IPO") pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of shares of Common Stock for the account of the Corporation at a price per share of Common Stock that is at least 1.67 times (167% of) the then applicable Conversion Price and resulting in aggregate gross proceeds to the Corporation of at least $10,000,000. In the event of an IPO, the Person(s) entitled to receive the shares of Common Stock issuable upon such conversion of the Series D Stock shall not be deemed to have converted the Series D Stock until immediately after the closing of such offering, except that any such Person may convert its shares of Series D Stock at any earlier time in accordance with paragraph 6.

         8. Certain Remedies. Any registered holder of Series D Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

         9. Reissuance of Series D Stock. Shares of Series D Stock that have been issued and reacquired in any manner, including shares redeemed or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of

Preferred Stock of the Corporation, undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock (including Series D Stock).

         10. Amendment. This Certificate of Designations may be amended with (and only with) the written consent of (i) the Corporation, and (ii) the holders of not less than 75% of the outstanding shares of Series D Stock.

         11. Definitions. As used in this Certificate of Designation, in addition to other capitalized terms defined elsewhere in this Certificate, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the Corporation's common stock (including both voting and nonvoting common stock), $.01 par value per share.

                  "Common Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock, including, without limitation, the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and any option, warrant or other subscription or purchase right with respect to shares of Common Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

                  "Excluded Transaction" shall mean (i) the issuance of shares directly to, the issuance of Common Stock Equivalents to, and the issuance of shares upon the exercise, exchange or conversion of Common Stock Equivalents granted to the Corporation's officers, directors, employees, former employees and consultants, as incentives, (ii) the issuance of Common Stock pursuant to a warrant in favor of The Pacific Exchange, Incorporated dated August 27, 1996, (subject to adjustment as provided therein), (iii) the issuance of Common Stock pursuant to a warrant in favor of The Chicago Board Options Exchange, Incorporated dated December 31, 1996 (subject to adjustment as provided therein), (iv) the issuance of Common Stock pursuant to a warrant in favor of Virginia Surety Company, Inc. dated April 23, 1998 (subject to adjustment as provided therein) (v) the issuance of Common Stock pursuant to a warrant in favor of Transamerica Business Credit Corporation dated June 19, 1998 (subject to adjustment as provided therein), (vi) the issuance of Common Stock pursuant to a warrant in favor of Francis X. Egan dated August 24, 1998 (subject to adjustment as provided therein) (vii) the issuance of Common Stock pursuant to a warrant in favor of The Nasdaq Stock Market, Inc. dated September 1, 1998 (subject to adjustment as provided therein),

(viii) the issuance of Common Stock pursuant to a warrant in favor of Ramsey Beirne, L.L.C. dated November 2, 1998 (subject to adjustment as provided therein), (ix) the issuance of Common Stock pursuant to a warrant in favor of BIOS Group, L.P. dated January 27, 1999 (subject to adjustment as provided therein), (x) the issuance of Common Stock upon conversion of the Series A Stock, (xi) the issuance of Common Stock upon conversion of the Series B Stock,
(xii) the issuance of Common Stock upon conversion of the Series C Stock, and
(xiii) the issuance of voting Common Stock upon conversion of the Corporation's non-voting Common Stock.

                  "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction as determined in good faith by the Board of Directors.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Shares outstanding" or "Shares then outstanding" means all shares of Common Stock outstanding and all shares of Common Stock issuable upon conversion, exercise or exchange of any option, warrant or other security or obligation which is, by its terms, convertible, exercisable or exchangeable into shares of Common Stock, whether or not such conversion, exercise or exchange has actually been effected.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Chief Executive Officer this 9th day of June, 2000.


                                        OPTIMARK HOLDINGS, INC.


                                        By: /s/ Phillip J. Riese
                                                Chief Executive Officer

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                       SERIES E CUMULATIVE PREFERRED STOCK

                                       OF

                             OPTIMARK HOLDINGS, INC.

                  OPTIMARK HOLDINGS, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

         "That the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation authorizing the Corporation to issue up to 40,000,000 shares of preferred stock, par value $0.01 per share:

                  "BE IT RESOLVED, that the issuance of a series of Preferred Stock of OptiMark Holdings, Inc. (the "Corporation") is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the certificate of incorporation of the Corporation, are hereby fixed as follows:"

                  SECTION 1. DESIGNATION. The distinctive serial designation of such series is "Series E Cumulative Preferred Stock" ("Series E Stock"). Each share of Series E Stock shall be identical in all respects to every other share of Series E Stock except that dividends on each share of Series E Stock shall accrue from the date of its issuance.

                  SECTION 2. NUMBER OF SHARES. The number of shares of Series E Stock shall be 1,000,000. Such number may not be increased or decreased by the Board of Directors or any Committee thereof. Shares of Series E Stock that are purchased or otherwise acquired by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series and shall not assume the status of treasury shares.

                  SECTION 3. DEFINITIONS. As used herein with respect to Series E Stock:

                  "Accrued Dividends," with respect to any share of any class or series, means an amount computed at the annual dividend rate for the class or series, from the date on which such shares were issued and including the date to which such dividends are to be accrued (whether or not such dividends have been declared), less the aggregate amount of all dividends previously paid on such share.

                  "Affiliate" of any entity means any other individual or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such entity. For the purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means the board of directors of the Corporation as constituted from time to time.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City are not authorized or obligated by law, regulation or executive order to close.

                  A "Change of Control" shall be deemed to have occurred in the event that, after June 29, 2001, either (A) any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto, together with any Affiliates or Related Persons thereof, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto) at least 50% of the aggregate Voting Stock; or (B) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of the Corporation such that such nominees, when added to any existing director remaining on the Board of Directors of the Corporation after such election who is an Affiliate or Related Person of such Group, shall constitute a majority of the Board of Directors.

                  "Junior Stock" means the Common Stock, the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and the Series F Stock and any other class or series of stock of the Corporation hereafter authorized over which Series E Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  "Parity Stock" means any other class or series of stock of the Corporation that ranks on a parity with Series E Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

                  "Related Person" of any entity means, without limitation, any other individual or entity owning (a) 5% or more of the outstanding common stock of such entity or (b) 5% or more of the Voting Stock of such entity.

                  "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

                  "Voting Stock" of any entity means capital stock of such entity which ordinarily has voting power for the election of directors (or persons performing similar functions) of such entity, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  SECTION 4. DIVIDENDS.

                  (a) RATE. Holders of Series E Stock shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends at the annual rate of $1.20 per share, payable when, as and if declared by the Board of Directors quarterly on the first days of January, April, July and October, respectively, in each year (or, if any such date is not a Business Day, on the next succeeding Business Day) beginning July 1, 2001 with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to holders of record on the respective date, not more than 60 nor less than 10 days preceding such dividend payment date, fixed for that purpose by the Board of Directors in advance of payment of each particular dividend. The dividend payable per share of Series E Stock for each full quarterly dividend period shall be computed by dividing the annual dividend rate by four. Dividends on shares of Series E Stock shall be cumulative from the date of issuance thereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payments on shares of Series E Stock which may be in arrears.

                  (b) PRIORITY OF DIVIDENDS. So long as any share of Series E Stock remains outstanding, no dividend whatsoever shall be paid or declared and no distribution shall be made on any Junior Stock or Parity Stock, other than a dividend payable solely in Junior Stock, and no shares of Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock), unless all Accrued Dividends on all outstanding shares of Series E Stock for all past quarterly dividend periods have been paid in full and the full dividend thereon for the then current quarterly dividend period has been paid or declared and set aside for payment. Subject to the foregoing and to Section 6(b) hereof, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock or Parity Stock from time to time out of any funds legally available therefor, and the shares of Series E Stock shall not be entitled to participate in any such dividend.

                  SECTION 5. LIQUIDATION RIGHTS.

                  (a) LIQUIDATION. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation or any Deemed Liquidation Event (as defined below), holders of Series E Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock (in the case of a liquidation, dissolution or winding up of the Corporation) or concurrently with consummation of the transaction constituting a Deemed Liquidation Event to receive in full an amount per share of outstanding Series E Stock equal to the sum of: (i) $30.00 and (ii) the quotient equal to (A) 80% of the Distributable Amount (as defined below) in excess of $30,000,000 up to and including $300,000,000 divided by (B) 1,000,000 and (iii) the quotient equal to
(A) 56% of the Distributable Amount (as defined below) in excess of $300,000,000 divided by (B) 1,000,000 and (iv) an amount equal to all Accrued Dividends to the date of payment whether or not earned or declared. The foregoing sum shall be referred to as the "Series E liquidation preference". Notwithstanding the foregoing, upon the occurrence of a Deemed Liquidation Event (defined below), other than a Deemed Liquidation Event specified in clause (i) of the definition thereof, the holders of Series E Stock may elect to receive the consideration received by the Corporation's stockholders pursuant to such Deemed Liquidation Event in lieu of the Series E liquidation preference.

                  The term "Distributable Amount" shall mean (i) in the event of either a liquidation, dissolution or winding up of the Corporation, the aggregate amount of cash and the fair market value of any property distributable in respect of the Corporation's capital stock, (ii) in the event of a merger or consolidation of the Corporation, the aggregate amount of cash and the fair market value of all other consideration to be received by all holders of the Corporation's capital stock as a result of such transaction and (iii) in the event of a sale of all or substantially all of the Corporation's assets or a merger or consolidation of any of the Company's subsidiaries, the amount of cash and the fair market value of all other consideration received by the Corporation that would be available for distribution to all holders of capital stock of the Corporation upon the dissolution and winding up of the Corporation as determined by the Board of Directors in its reasonable discretion.

                  The term "Deemed Liquidation Event" shall mean any of the following: (i) the Corporation's sale, conveyance or other disposition of all or substantially all of its assets, (ii) the acquisition of the Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, unless the stockholders of the Corporation immediately prior to the consummation of such transaction hold at least 50% of the voting power of the surviving Corporation in such a transaction, (iii) the consummation by the Corporation of a transaction or series of related transactions, including the issuance or sale of voting securities, if the stockholders of the Corporation immediately prior to such transaction (or, in the case of a series of transactions, the first of such transactions) hold less than 50% of the voting power of the Corporation immediately after the consummation or such transaction (or, in the case of a series of transactions, the last of such transactions); or (iv) a merger or consolidation of any of the Corporation's subsidiaries unless, immediately after the effectiveness thereof, the Corporation or one of its wholly-owned subsidiaries owns all of the outstanding capital stock of the surviving Corporation.

                  (b) PARTIAL PAYMENT. In the event of a liquidation, dissolution or winding up of the Corporation, if the assets of the Corporation are not sufficient to pay the Series E liquidation preference in full to all holders of Series E Stock, the entire amount of the assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series E Stock and any Parity Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. In the event of a deemed liquidation, such deemed liquidation shall not be consummated unless appropriate provision is made to ensure the payment in full of the Series E liquidation preference concurrently with such consummation.

                  (c) RESIDUAL DISTRIBUTIONS. If the Series E liquidation preference has been paid in full to all holders of Series E Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

                  SECTION 6. VOTING RIGHTS.

                  (a) GENERAL. So long as any shares of Series E Stock are outstanding, the holders of Series E Stock shall be entitled to thirty-two (32) votes per share and, except as hereinafter provided, shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

                  (b) RIGHT TO ELECT DIRECTORS. The holders of Series E Stock, voting together as a separate series, shall be entitled to elect at any time the number of directors equal to the product, rounded up to the next whole number, equal to (i) the quotient equal to (A) the number of votes on matters on which holders of Common Stock are entitled to vote that are entitled to be cast by the outstanding Series E Stock divided by (B) the number of votes on such matters entitled to be cast by all outstanding shares of Common Stock, Series E Stock and any other class or series of the Corporation's capital stock entitled to vote on such matters (excluding any such shares that are entitled to vote on such matters only upon the occurrence of a contingency) times (ii) the total number of members of the Board of Directors authorized at such time; provided, however, that in no event shall the holders of the Series E Stock, voting together as a separate series, be entitled to elect fewer than two (2) members of the Board of Directors; provided, further, that, notwithstanding the foregoing, so long as the number of authorized members of the Board of Directors is four or more, the number of members of the Board of Directors that the holders of the Series E Stock shall have the right to designate pursuant to this
Section 6(b) at any time shall be less than a majority of the total number of members of the Board of Directors authorized at such time.

                  In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series E Stock, the holders of the Series E Stock shall be entitled to elect such vacant directorship by the affirmative vote of the holders of a majority of the votes entitled to be cast by the Series E Stock or to appoint a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series E Stock, or any director elected as provided in the preceding sentence, may be removed during the aforesaid term of office whether with or without cause, only by the affirmative vote of the holders of a majority of votes entitled to be cast by the holders of the Series E Stock.

                  (c) OTHER VOTING RIGHTS. So long as any shares of Series E Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of at least a majority of the votes entitled to be cast by the holders of Series E Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (i) Any amendment, alteration or repeal of any provision of the certificate of incorporation or by-laws of the Corporation; or

                  (ii) Any amendment or alteration of the certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities, other than the Series F Preferred Stock of the Corporation, convertible into shares of any class or series of capital stock of the Corporation;

                  (iii) Any material change by the Corporation in its line of business from that conducted by it on the date of original issuance of the Series E Stock; or

                  (iv) Any transaction between the Corporation and any founder, officer or director of the Corporation other than the payment of salary and benefits consistent with the Company's practice prior to the date of original issuance of the Series E Stock or the award of options to purchase Series F Stock; or

                  (v) Any incurrence by the Corporation of any debt for borrowed money or any issuance by the Corporation of bonds, notes, debentures or similar instruments or the incurrence as guarantor or surety by the Corporation of any liability, contingent or otherwise, on account of any obligation of any other person or entity, in an aggregate principal amount greater than $100,000; or

                  (vi) Any declaration of a dividend of cash or property on, or the repurchase of any shares of, any class or series of the Corporation's capital stock (including, without limitation, any such dividend or distribution payable in shares of the Corporation's capital stock); or

                  (vii) Any liquidation or dissolution of the Corporation or any subsidiary of the Corporation, any deemed liquidation of the Corporation or any transaction that involves or that could reasonably be expected to result in a Change of Control of the Corporation; or

                  (viii) Any public offering or private placement of securities of the Corporation or any of its subsidiaries except pursuant to an employee stock option plan, stock purchase plan or similar benefit program or agreement approved by the Board of Directors and by the affirmative vote of a majority of the Series E Directors, where the primary purpose is not to raise additional equity capital for the Corporation; or

                  (ix) Any issuance by the Corporation of any shares of Series E Stock, except for those issuances contemplated by the Series E Preferred Stock Purchase Agreement, dated as of June 29, 2001, between the Corporation and the purchasers named therein.

                  SECTION 7. OTHER RIGHTS. The shares of Series E Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the certificate of incorporation of the Corporation.

                  SECTION 8. RESTATEMENT OF CERTIFICATE. Upon any restatement of the certificate of incorporation of the Corporation, Sections 1 through 7 of this certificate of designations shall be included in Article 6 of the certificate of incorporation under the heading "Series E Cumulative Preferred Stock" and this Section 8 may be omitted. If the Board of Directors so determines, the numbering of Sections 1 through 7 may be changed for convenience of reference or for any other proper purpose."

                  IN WITNESS WHEREOF, OptiMark Holdings, Inc. has caused this certificate to be signed by Robert J. Warshaw, its Chief Executive Officer, this 29th day of June, 2001.

                                    OPTIMARK HOLDINGS, INC.



                                    BY /s/ Robert J. Warshaw
                                      ----------------------

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES F PREFERRED STOCK

                                       OF

                             OPTIMARK HOLDINGS, INC.


                  OPTIMARK HOLDINGS, INC., a Delaware corporation (the "Corporation"), does hereby certify:

                  "That the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation authorizing the Corporation to issue up to 40,000,000 shares of preferred stock, par value $0.01 per share:

                  "Be it resolved, that the issuance of a series of Preferred Stock of OptiMark Holdings, Inc. (the "Corporation") is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the certificate of incorporation of the Corporation, are hereby fixed as follows:"

                  SECTION 1. DESIGNATION. The distinctive serial designation of such series is "Series F Preferred Stock" ("Series F Stock"). Each share of Series F Stock shall be identical in all respects to every other share of Series F Stock.

                  SECTION 2. NUMBER OF SHARES. The number of shares of Series F Stock shall be 7,400,000. Such number may not be increased or decreased by the Board of Directors or any Committee thereof. Shares of Series F Stock that are purchased or otherwise acquired by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series and shall not assume the status of treasury shares.

                  SECTION 3. DEFINITIONS. As used herein with respect to Series F Stock:

                  "Accrued Dividends," with respect to any share of any class or series, means an amount computed at the annual dividend rate for the class or series, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued (whether or not such dividends have been declared), less the aggregate amount of all dividends previously paid on such share.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City are not authorized or obligated by law, regulation or executive order to close.

                  "Junior Stock" means the Common Stock, the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock and any other class or series of stock of the Corporation hereafter authorized over which Series F Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  "Parity Stock" means any other class or series of stock of the Corporation that ranks on a parity with Series F Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  "Senior Stock" means the outstanding Series E Preferred Stock of this Corporation and any class or series of stock of the Corporation that has a priority or preference over the Series F Stock in the payment of dividends or in the distribution of assets or any liquidation, dissolution or winding up of the Corporation.

                  SECTION 4.  DIVIDENDS AND PRIORITY OF DIVIDENDS.

                  So long as any share of Senior Stock remains outstanding, no dividend whatsoever shall be paid or declared and no distribution shall be made on any shares of Series F Stock, other than a dividend payable solely in Junior Stock, unless and until all Accrued Dividends on all outstanding shares of Senior Stock for all past quarterly dividend periods have been paid in full and the full dividend thereon for the then current quarterly dividend period has been paid or declared and set aside for payment. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any shares of Series F Stock from time to time out of any funds legally available therefor, and the shares of Senior Stock shall not be entitled to participate in any such dividend.

                  SECTION 5.  LIQUIDATION RIGHTS.

                  (a) LIQUIDATION. Subject to the rights of the holders of any shares of Senior Stock, in the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation or any Deemed Liquidation Event (as defined below), holders of Series F shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock (in the case of a liquidation, dissolution or winding up of the Corporation) or concurrently with consummation of the transaction constituting a Deemed Liquidation Event, to receive in full an amount equal to the sum of: (i) the quotient equal to 20% of the Distributable Amount (as defined below) in excess of $30,000,000 up to and including $300,000,00 divided by 7,400,000, and (ii) the quotient equal to (A) 14% of the Distributable Amount (as defined below) in excess of $300,000,000 divided by (B)

7,400,000. The foregoing sum shall be referred to as the "Series F Stock Liquidation Preference".

                  The term "Distributable Amount" shall mean (i) in the event of either a liquidation, dissolution or winding up of the Corporation, the aggregate amount of cash and the fair market value of any property distributable in respect of the Corporation's capital stock, (ii) in the event of a merger or consolidation of the Corporation, the aggregate amount of cash and the fair market value of all other consideration to be received by all holders of the Corporation's capital stock as a result of such transaction and (iii) in the event of a sale of all or substantially all of the Corporation's assets or a merger or consolidation of any of the Company's subsidiaries, the amount of cash and the fair market value of all other consideration received by the Corporation that would be available for distribution to all holders of capital stock of the Corporation upon the dissolution and winding up of the Corporation.

                  The term "Deemed Liquidation Event" shall mean any of the following: (i) a merger or consolidation of the Corporation unless, immediately after effectiveness thereof, the stockholders of the Corporation immediately prior to such effectiveness hold a majority of the voting power in the surviving Corporation (or the parent of the surviving Corporation, in the event of a merger of the Corporation with any other corporation in which the holders of the Corporation's capital stock receive, in whole or in part, shares of common stock of a direct or indirect parent corporation, of such other corporation), (ii) a merger or consolidation of any of the Corporation's subsidiaries unless, immediately after the effectiveness thereof, the Corporation or one of its wholly-owned subsidiaries owns all of the outstanding capital stock of the surviving Corporation or (iii) a sale of all or substantially all of the Corporation's assets.

                  (b) PARTIAL PAYMENT. After the Corporation's full payment of all amounts payable to the holders of shares of the Series E Stock and any other Senior Stock, if the assets of the Corporation are not sufficient to pay the Series F Stock Liquidation Preference in full to all holders of Series F Stock, the entire amount of the assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series F Stock and the holders of any Parity Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                  (c) RESIDUAL DISTRIBUTIONS. If the Series F Stock Liquidation Preference has been paid in full to all holders of Series F Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

                  SECTION 6.  VOTING RIGHTS.

                  The holders of Series F Stock shall be entitled to one (1) vote per share and, shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

                  SECTION 7. OTHER RIGHTS. The shares of Series F Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the certificate of incorporation of the Corporation.

                  SECTION 8. RESTATEMENT OF CERTIFICATE. Upon any restatement of the certificate of incorporation of the Corporation, Sections 1 through 7 of this certificate of designations shall be included in Article 6 of the certificate of incorporation under the heading "Series F Cumulative Preferred Stock" and this Section 8 may be omitted. If the Board of Directors so determines, the numbering of Sections 1 through 7 may be changed for convenience of reference or for any other proper purpose."

                  IN WITNESS WHEREOF, OptiMark Holdings, Inc. has caused this certificate to be signed by Robert J. Warshaw, its Chief Executive Officer, this 29th day of June, 2001.

                                    OPTIMARK HOLDINGS, INC.



                                    BY /s/ Robert J. Warshaw
                                      ----------------------